Exhibit 10.35

THIRD AMENDMENT TO LEASE

[THE CAMPUS CARLSBAD]

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 28th day of August, 2012 (“Effective Date”), by and between THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company (“Landlord”) and CLINICAL MICRO SENSORS, INC., a Delaware corporation dba “GENMARK DIAGNOSTICS, INC.” (“Tenant”). Landlord and Tenant are sometimes hereinafter collectively referred to as the “Parties” or, individually, a “Party.”

R E C I T A L S :

A. Landlord and Tenant (formerly dba “Osmetech Molecular Diagnostics”) entered into that certain Lease - The Campus dated as of February 8, 2010 (the “Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain space located in that certain building located and addressed at 5964 La Place Court, Carlsbad, California (the “Building”).

B. The Original Lease was subsequently amended by that certain Settlement and Release Agreement and First Amendment to Lease dated July 1, 2010, by and between Landlord and Tenant (“First Amendment”), with Tenant erroneously named therein as “GenMark Diagnostics, Inc., a Delaware corporation” (i.e., Tenant’s dba name, rather than Tenant’s legal name) and by that certain Settlement and Release Agreement and Second Amendment to Lease dated January 19, 2012, by and between Landlord and Tenant (“Second Amendment”). The Original Lease, as amended by the First Amendment, Second Amendment and this Third Amendment, may be referred to herein as the “Lease.”

C. By this Third Amendment, the Parties now desire to: (i) revise the Estimated Date of Substantial Completion of Landlord’s Work (as such terms are defined in Section 1.2 of the Work Letter attached to the Second Amendment as Exhibit “B” (the “Expansion Space Work Letter”)), (ii) modify the Expanded Premises Commencement Date as originally set forth in Section 2(d) of the Second Amendment, (iii) clarify and further extend the Lease Term for the entire Premises (i.e., the Existing Premises as expanded by the Expansion Space); (iv) confirm the expiration date of the Temporary Warehouse License as originally set forth in Section 11(b) of the Second Amendment, (v) confirm the L/C Increase Date as set forth in Section 12 of the Second Amendment for the purpose of triggering Tenant’s obligations to: (a) increase the Increased Stated Amount of the Letter of Credit as set forth in Section 12 of the Second Amendment and (b) pay to Landlord the Second Additional Security Deposit as set forth in Section 13 of the Second Amendment, (vi) modify (and reduce) the scope of the Stairs & Skylights work required to be constructed as part of the Tenant Improvements as originally set forth in Section 1.3.3 of the Expansion Space Work Letter by eliminating one (1) each of the two (2) required stairs to the mezzanine and associated skylights (together with all other work associated with the same as described in the T.I. Plans and Specifications as a bid alternate) and consequently, to also provide for a reduction in the amount of the Tenant Improvement Allowance payable by Landlord pursuant to Section 3.1 of the Expansion Space Work Letter by an amount equal to the costs that would have otherwise been incurred on behalf of Tenant in connection with the design and construction of such stairs and skylight, (vii) confirm that prior to the date of this Third Amendment, Landlord and Tenant have approved the T.I. Plans and Specifications as defined in Section 1.3.8 of the Expansion Space Work Letter and (viii) otherwise modify the Lease as provided herein.

D. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Original Lease as modified by the First Amendment and Second Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. Amendments to Basic Lease Information. Effective as of the Effective Date, the Summary of Basic Lease Information of the Original Lease (the “Original Summary”), as previously modified by Section 2 of the Second Amendment is hereby further modified as follows to reflect the terms of this Third Amendment.

(a) Section 9 of the Original Summary is hereby further modified as follows:

“9. Term (Article 2).

9.1 Lease Term:	Approximately eleven (11) years.

9.2 Lease Commencement Date:	July 15, 2010 respecting the Existing Premises.

9.3 Expanded Premises Commencement Date:	The earlier of the date: (i) upon which Tenant commences operations in all or any portion the Expansion Space following the Warehouse Expiration Date as set forth in Section 11(b) of the Second Amendment (and modified by Section 5 of this Third Amendment below) and (ii) that is the later of: (a) Substantial Completion of the Expansion Space Tenant Improvements (as defined in Section 4.3 of the Expansion Space Work Letter and modified by Section 8(a) of this Third Amendment below) in the Expansion Space (as defined in Clause (a) of Section 2 of the Second Amendment) and (b) January 1, 2013.

9.4 Lease Expiration Date:”	June 30, 2021.

(b) Section 10 of the Original Summary is hereby further modified as follows:

“10. Base Rent (Article 3).

Months of Lease Term	Annual Base Rent		Monthly Installment of Base Rent		Monthly Rental Rate per Square Foot
July 2010 – June 2011	$541,105.20	*	$45,092.10	**	$1.45	*
July 2011 – June 2012	$556,032.24	‡	$46,336.02	‡	$1.49	‡
July 2012 – The Day Immediately	N/A.		$47,890.92	*‡†	$1.54	*‡†
Preceding The Expanded Premises
Commencement Date †
Expanded Premises	N/A.		$82,154,38	†	$1.54	†
Commencement Date – June 2013†
July 2013 – June 2014	$1,011,450.10		$84,288.26		$1.58
July 2014 – June 2015	$1,043,467.30		$86,955.61		$1.63
July 2015 – June 2016	$1,075,475.50		$89,622.96		$1.68
July 2016 – June 2017	$1,107,483.70		$92,290.31		$1.73
July 2017 – June 2018	$1,139,491.90		$94,957.66		$1.78
July 2018 – June 2019	$1,171,500.10		$97,625.01		$1.83
July 2019 – June 2020	$1,209,909.90		$100,825.83		$1.89
July 2020 – June 2021	$1,248,319.80		$104,026.65		$1.95

Reflects the Base Rent attributable to the Existing Premises only.
*	Subject to abatement as set forth in Section 3.2 of the Original Lease with respect to the Existing Premises only.
‡	Does not include Tenant’s obligation to pay the Monthly Warehouse License Fee payable for the period beginning November 1, 2011 and expiring on the Warehouse Expiration Date (i.e., August 31, 2012), as set forth in Section 11(b) of the Second Amendment and modified by Section 6 of this Third Amendment below.
†	Subject to proration in accordance with Section 3.1 of the Original Lease for any partial calendar month if the Expanded Premises Commencement Date is not the first (1st) day of a calendar month).”

(c) Section 12 of the Original Summary is hereby further modified as follows:

“12. Cash Security Deposit (Section 21.1).

Prior to Effective Date of the Second Amendment:	$55,354.44.

As of the Effective Date of this Third Amendment:	$77,320.10

As of the L/C Increase Date (as defined in Section 12 of the Second Amendment and modified by Section 7 of this Third Amendment below):	$104,026.65

Letter of Credit Stated Amount (Section 21.2).

Initial Stated Amount:	$500,000.00

Increased Stated Amount (per Section 12 of the Second Amendment as modified by Section 7 of this Third Amendment below but subject to Tenant’s right to reduce the Increased Stated Amount pursuant to the terms and conditions of Section 21.2 of the Original Lease in connection with Tenant achieving a Material Credit Event):	$857,819.76”

(d) Section 15 of the Original Summary is hereby modified as follows:

“15.	Tenant Improvement Allowance.

(Section 3.1 of Exhibit “C” to Original Lease (with respect to the Initial Improvements constructed pursuant to the terms and conditions of the Original Lease, as previously modified by the First Amendment only); and Section 3.1 of Exhibit “B” to the Second Amendment [with respect to the Expansion Space Tenant Improvements to be constructed pursuant to the terms and conditions of the Second Amendment (as further amended by this Third Amendment) only])

15.1 Initial Tenant Improvements:	Up to One Million Eight Hundred Ninety- Eight Thousand Eight Hundred Forty-Three and 80/100 Dollars ($1,898,843.80) (calculated based upon $61.06 per square foot within the Existing Premises only), subject to the terms and conditions of Section 3.1 of the Tenant Work Letter attached to the Original Lease as Exhibit “C”.

15.2 Expansion Space Tenant Improvements:	Up to One Million Three Hundred Fifty-Eighth Thousand and 94/100 Dollars ($1,358,523.94) (calculated based upon $61.06 per square foot within the Expansion Space as of the Expanded Premises Commencement Date), subject to the terms and conditions of Section 3.1 of the Expansion Space Work Letter and which such amount will be reduced by an amount equal to the cost savings estimated to be realized as a result of the “Reduced Stairs & Skylight Scope of Work” (as defined in Section 8(b) of this Third Amendment below), as set forth in the Estimated Construction Cost Notice as a bid alternate.”

2. Tenant’s Right to Deliver Tenant’s Ready to Commence Construction Notice. Notwithstanding anything to the contrary contained in the Second Amendment (with specific reference to Section 1.3.3 of the Expansion Space Work Letter), Tenant hereby agrees and acknowledges that Tenant shall have no further right to deliver to Landlord Tenant’s Ready to Commence Construction Notice and accordingly, there shall be no further acceleration of any dates described in the Second Amendment (and as such dates may be modified pursuant to the express terms and conditions of this Third Amendment) as a result of delivery of Tenant’s Ready to Commence Construction Notice.

3. Landlord’s Mezzanine Work. The reference in Section 6 of the Second Amendment to “July 1, 2013” is hereby deleted and replaced with “December 1, 2012.”

4. Extended Term of the Lease. The Lease Term for Tenant’s lease of the entire Premises (i.e., the Existing Premises as expanded by the Expansion Space), including that portion of the Lease Term following the Expanded Premises Commencement Date is hereby extended to expire on the Lease Expiration Date (as the definition thereof in Section 9 of the Original Summary is modified by Clause (a) of Section 1 of this Third Amendment above). Tenant’s option to further extend the Lease Term pursuant to Section 2.2 of the Original Lease shall be limited to the entire Premises (i.e., the Existing Premises as expanded by the Expansion Space), and may not be exercised by Tenant with respect to the Existing Premises only or the Expansion Space only.

5. Base Rent. Commencing as of the Expanded Premises Commencement Date and continuing throughout the Lease Term as extended pursuant to the definition of Lease Expiration Date set forth in Section 9.4 of the Original Summary, as modified in Clause (a) of Section 1 of this Third Amendment above, Tenant shall pay, in accordance with the provisions of this Section 5, Base Rent for the entire Premises (i.e., the Existing Premises as expanded by the Expansion Space) as follows: (a) prior to the Expanded Premises Commencement Date, Tenant shall pay to Landlord the monthly installments of Base Rent attributable to the Existing Premises, at the applicable rate set forth in Section 10 of the Original Summary (as modified by Clause (b) of Section 1 of this Third Amendment above) and (b) commencing on the Expanded Space Commencement Date, and continuing thereafter until the Lease Expiration Date set forth in Clause (a) of Section 1 of this Third Amendment above, Tenant shall pay the monthly installments of Base Rent in the amounts set forth in Section 10 of the Original Summary as modified by Clause (b) of Section 1 of this Third Amendment above (with any partial month of Base Rent for the Existing Premises and the Existing Premises as expanded by the Expansion Space for the calendar month in which the Expanded Premises Commencement Date occurs to be prorated, if at all, in accordance with Section 3.1 of the Original Lease). Tenant’s abatement of Base Rent for months 29 and 30 of the initial Lease Term of the Lease (as set forth in Section 9 of the Original Summary and without regard to the Second Amendment or this Third Amendment) shall apply to Base Rent payable for the Existing Premises only during such months, regardless of whether the Expanded Premises Commencement Date occurs prior to the 29th month of the Lease Term (as set forth in Section 9 of the Original Summary and without regard to the Second Amendment or this Third Amendment). Landlord and tenant hereby agree that the rent abatement contained in Section 3.2 of the Original Lease shall not apply to the Expansion Space, and that the amortization of abated rent shall not be modified by the extension of the Lease Term pursuant to this Third Amendment.

6. Warehouse Expiration Date. The term “Warehouse Expiration Date” as originally set forth in Section 11(b) of the Second Amendment is hereby modified to mean August 31, 2012.

7. Letter of Credit/Increased Security Deposit. The term “L/C Increase Date” as originally set forth in Section 12 of the Second Amendment and for the purpose of determining Tenant’s obligations pursuant to Section 12 and Section 13 of the Second Amendment is hereby modified to mean “August 31, 2012”.

8. Modifications to Expansion Space Work Letter.

a. Estimated Date of Substantial Completion. The references in Section 6 of the Second Amendment and Sections 1.2, 1.6, and 4.3 of the Expansion Space Work Letter to “July 1, 2013” are hereby deleted and replaced with “December 1, 2012.”

b. Stairs & Skylights. Notwithstanding anything to the contrary contained in the Second Amendment (with specific reference to Section 1.3.3 of the Expansion Space Work Letter), the term “Stairs & Skylights” is hereby modified such that the Tenant Improvements must include one (1) set of stairs to the mezzanine located in the Expansion Space and one (1) of skylight over such stairs (together with all other work associated with the same as described in the T.I. Plans and Specifications as a bid alternate) instead of two (2) sets of stairs to the mezzanine located in the Expansion Space and two (2) skylights over such stairs together with all other work associated with the same. For purposes of this Third Amendment, the elimination of (1) of skylight over such stairs (together with all other work associated with the same as described in the T.I. Plans and Specifications as a bid alternate) instead of two (2) sets of stairs to the mezzanine located in the Expansion Space and two (2) skylights over such stairs together with all other work associated with the same may be referred to herein as the “Reduced Stairs & Skylight Scope of Work.” Landlord and Tenant hereby further agree, stipulate and acknowledge that as set forth in Section 8(d) below, the amount of the Tenant Improvement Allowance payable by Landlord in connection with the Expansion Space Tenant Improvements as set forth in Section 15 of the Original Summary, as modified in Clause (d) of Section 1 of this Third Amendment above, will been reduced by an amount equal to the cost savings estimated to be realized as a result of the “Reduced Stairs & Skylight Scope of Work” (as defined in Section 8(b) of this Third Amendment below), as set forth in the Estimated Construction Cost Notice as a bid alternate.

c. T.I. Plans and Specifications. Notwithstanding anything to the contrary contained in the Second Amendment, Landlord and Tenant hereby agree that as of the Effective Date of this Third Amendment, Landlord and Tenant have approved (as noted) each and all of the T.I. Plans and Specifications as set forth in that certain 1st Submittal Set dated August 3, 2012 and submitted to the City of Carlsbad prior to the Effective Date and accordingly, Landlord may seek to obtain the necessary building permits and approvals for the approved T.I. Plans and specifications as set forth in Section 1.4 of the Expansion Space Work Letter.

d. Tenant Improvement Allowance. Notwithstanding the foregoing, the amount of the Tenant Improvement Allowance payable by Landlord pursuant to Section 3.1 of the Expansion Space Work Letter (as such amount is stated in Clause (d) of Section 1 of this Third Amendment above and in Section 3.1 of the Expansion Space Work Letter) will be reduced by an amount equal to the cost savings estimated to be realized as a result of the “Reduced Stairs & Skylight Scope of Work” (as defined in Section 8(b) of this Third Amendment below), as set forth in the Estimated Construction Cost Notice as a bid alternate. In furtherance of the foregoing, at Landlord’s election, Tenant and Landlord shall promptly execute an amendment to the Lease or other writing in order to memorialize any adjustment in Tenant Improvement Allowance as provided in this Section 8(d).

e. Obtaining Estimated Construction Cost. The reference in Section 3.3.3 of the Expansion Space Work Letter to “three (3) business days following Landlord’s and Tenant approval (or deemed approval) of the T.I. Construction Drawings” is hereby deleted and replaced with “ten (10) business days following Landlord’s and Tenant’s mutual execution and delivery of the Third Amendment.”

f. Tenant’s Representative. The reference in Section 9 of the Expansion Space Work Letter to “Paul Ross” is hereby deleted and replaced with “Tom Dunn.” Landlord and Tenant hereby agree that Tenant may change its representative under the Expansion Space Work Letter at any time by providing at least five (5) days prior written notice to Landlord.

g. Other Modifications. The first (1st) grammatical sentence of Section 5.3 of the Expansion Space Work Letter is hereby deleted in its entirety and shall be of no further force or effect.

9. Counterparts and Fax/Email/Electronic Signatures. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Third Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or email or by a Party’s electronic signature, and copies of this Third Amendment executed and delivered by means of faxed or emailed copies of signatures or originals of this Third Amendment executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. Both Parties hereto may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures. Each Party executing and delivering this Third Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Third Amendment containing said Party’s original signature. The Parties hereto agree that a faxed or emailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Third Amendment as if it were an original wet signature page.

10. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall continue to apply and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“Landlord:”

THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company

By:	NEWPORT NATIONAL/THE CAMPUS CARLSBAD, LLC, a California limited liability
Its: Managing Member

	By:	Newport National Corporation, a California corporation, Its Manager

		By:	/s/ Scott R. Brusseau
Scott R. Brusseau, President

“Tenant:”

CLINICAL MICRO SENSORS, INC., a Delaware corporation dba GENMARK DIAGNOSTICS

	*By:	/s/ Richard B. Slansky
	Name:	RICHARD B. SLANSKY
	Title:	CFO

*	NOTE:

Because Tenant is a corporation incorporated in a state other than California, Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Third Amendment to Lease.